Exhibit 99.1

PolarityTE Announces Appointment of David Seaburg as CEO and Restructuring of Executive Team

Richard Hague appointed President and will continue as Chief Operating Officer

SALT LAKE CITY, April 1, 2020 – PolarityTE, Inc. (Nasdaq: PTE), a biotechnology company developing and commercializing regenerative tissue products and biomaterials, today announced that the Company’s Board of Directors has restructured the executive team to more appropriately align with traditional management structures, dissolving the Office of the Chief Executive, which had been in place since August 2019. David Seaburg has been appointed Chief Executive Officer of PolarityTE. Richard Hague has assumed the role of President, while maintaining his responsibilities as Chief Operating Officer. Paul Mann, who previously served as Chief Financial Officer, will depart the Company and remain available for consulting purposes through the end of the 2020 fiscal year. Jacob Patterson, current Vice President of Finance, will serve as interim Chief Financial Officer.

“Following a period of substantial transition and change to help right-size the organization and optimize our strategic focus, and after evaluations of the Company’s leadership and operations, we felt that now was the time to implement a more conventional executive management structure,” said Peter Cohen, Chairman of the PolarityTE Board of Directors. Mr. Cohen continued, “Our entire organization is focused on continuing to successfully commercialize SkinTE™, and we believe that crystallizing executive leadership during this crucial period for the Company positions us well to successfully deliver results to all of our valuable stakeholders. We are also fortunate to have Mr. Patterson serve as interim CFO. Jake’s 20-year experience includes his tenure at PolarityTE and more than six years at Thermo Fisher Scientific. His financial and accounting acumen along with his track record of successful financial governance, make Jake a natural choice to oversee our financial management during this transition, which we expect to be seamless.”

“I am honored by the Board’s decision to appoint me as CEO during this pivotal time for PolarityTE. As an organization and a community of colleagues, we remain committed to our mission of serving patients and medical providers, now more than ever. It is a privilege to work with our team of dedicated employees and to serve the medical community, which continues to inspire us every day with extraordinary sacrifices being made on the front lines of healthcare.” said David Seaburg, Chief Executive Officer. He continued, “These are extraordinary times that require clear leadership and focus. The COVID-19 pandemic is likely to impact all of us this year, and together with our incredible employees, Richard and I have tremendous confidence in our ability to navigate these challenging times.”

About PolarityTE®

PolarityTE is focused on transforming the lives of patients by discovering, designing and developing a range of regenerative tissue products and biomaterials for the fields of medicine, biomedical engineering and material sciences. Rather than manufacturing with synthetic and foreign materials within artificially engineered environments, PolarityTE manufactures products from the patient’s own tissue and uses the patient’s own body to support the regenerative process. From a small piece of healthy autologous tissue, the company creates an easily deployable, dynamic and self-propagating product designed to regenerate the target tissues. PolarityTE’s innovative method is intended to promote and accelerate growth of the patient’s tissues to undergo a form of effective regenerative healing. Learn more at www.PolarityTE.com – Welcome to the Shift®.

Forward Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are generally identified by words such as “believes,” “may,” “expects,” “anticipates,” “intend,” “plan,” “will,” “would,” “should” and similar expressions. Readers should not place undue reliance on such forward-looking statements, which are based upon the Company’s beliefs and assumptions as of the date of this release. The Company’s actual results could differ materially due to the impact of the COVID-19 pandemic, which cannot be predicted, and the risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law. Our actual results could differ materially due to risk factors and other items described in more detail in the “Risk Factors” section of the Company’s Annual Reports and other filings with the SEC (copies of which may be obtained at www.sec.gov).

POLARITYTE, the POLARITYTE logo, SKINTE, WHERE SELF REGENERATES SELF and WELCOME TO THE SHIFT are trademarks or registered trademarks of PolarityTE, Inc.

CONTACTS

Investors:

Rich Haerle

VP, Investor Relations

PolarityTE, Inc.

ir@PolarityTE.com

(385) 315-0697

Media:

Angela Ziegler

VP, Marketing and Public Relations

AngelaZiegler@polarityte.com

(385) 239-0363